Exhibit 99.2

PRESS RELEASE

Date: October 2, 2013	Contact:	Donna Luedtke
Website: www.cubicenergyinc.com		Investor Relations
Phone: (972) 686-0369	Email:	donna@cubicenergyinc.com

Cubic Energy, Inc. Announces The Closing Of The Acquisition Of The Gastar East Texas Assets, The Closing Of An Additional Acquisition For Complementary East Texas Assets, The Procurement Of Approximately $101,000,000 Of New Financing, And The Partial Extinguishment And Re-Structuring Of Pre-Existing Financing

DALLAS, TX — Cubic Energy, Inc. (OTCQB: CBNR) (“Cubic” or the “Company” or the “Buyer”) announced today that it has closed and funded the previously announced acquisition of all of the East Texas assets of Gastar Exploration, Texas, LP (“Gastar”), paying to Gastar a net purchase price cash balance of $39,188,830. The Company also announced that it has closed on an additional transaction to acquire a minority working interest position in leases, and their associated well bore and infrastructure interests, in the same properties the Company has acquired from Gastar, for $19,400,000 from a third-party.  This additional acquisition includes approximately 6,400 net acres in Leon and Robertson Counties, Texas. The Company also has closed on the acquisition of Northwest Louisiana assets from Tauren Exploration, Inc. (“Tauren”), an affiliate of the Company’s CEO, Calvin Wallen III (“Wallen”), which includes approximately 5,600 net acres, well bores, infrastructure and production.  As consideration for the acquisition of these Tauren assets, the Company is paying $4,000,000 in cash and delivering 2,000 shares of a new Series B Convertible Preferred Stock with a stated value of $1,000 per share (“Series B”).  The Series B is entitled to dividends at a rate of 9.5% per annum and, subject to certain limitations, is convertible into the Company’s common stock at a conversion rate of $0.50 per common share.

The purchased assets in aggregate are being contributed to Cubic Asset, LLC, a wholly owned subsidiary of Cubic Asset Holding, LLC.  Cubic Asset Holding, LLC is a wholly owned subsidiary of the Company.  The Company’s legacy assets are being contributed to Cubic Louisiana, LLC, a wholly owned subsidiary of Cubic Louisiana Holding, LLC.  Cubic Louisiana Holding, LLC is a wholly owned subsidiary of the Company.

To fund some of the above acquisitions, the Company has entered into financing transactions with funding parties (“Lenders”), collectively, for $66,000,000 in cash.  As consideration for funding this $66,000,000, (i). the Company has issued notes payable to the Lenders, paying interest at a rate of 15.5% per annum with 8.5% of the interest to be paid in kind for the first six months of the Lenders’ financing, with those notes maturing in thirty six months, (ii) the Company has issued two classes of warrants to the Lenders (and certain affiliates of the Lenders) (collectively, the “Investors”), one issued for the right to purchase an aggregate of 30% of the common stock of the Company on a fully diluted basis, at an exercise price of $0.01 per common share, and another for the right to purchase an aggregate of an additional 15% of the common stock of the Company on a fully diluted basis, at an exercise price of $0.50 per common share.  Both series of warrants expire on October 2, 2019.  The Investors will have immediate voting rights equal to the voting power, in the aggregate, of the common shares underlying each class of warrants, as a result of the issuance by the Company of a new class of Series C Voting Preferred Stock with nominal economic rights.  All of the assets of Cubic Asset, LLC are being pledged as collateral for the notes, with the Lenders having a first lien position on the assets of Cubic Asset, LLC, its parent Cubic Asset Holding, LLC and assets of the Company.  The Lenders will also have a second lien position on the assets of Cubic Louisiana, LLC and its parent, Cubic Louisiana Holding, LLC.  Imperial Capital, LLC served as financial advisor to the Company in connection with the financing transactions.

The Company, through its subsidiary Cubic Asset, LLC, has also entered into a Call Option Structured Derivative payment with a third party that will result in an upfront payment at closing of approximately $35,000,000.  In addition, this third party has entered into agreements with Cubic Asset, LLC and Cubic Louisiana, LLC contemplating the hedging of hydrocarbons.  This third party will have a junior lien position on both the assets of Cubic Asset, LLC and Cubic Louisiana, LLC.

Wells Fargo Energy Capital, Inc. (“WFEC”), the pre-existing senior lender of the Company, is receiving $5,000,000 at closing to extinguish the pre-existing Convertible Term Note originally issued by the Company to WFEC in 2007.  Further, Cubic Louisiana, LLC and WFEC are entering into a new credit facility arrangement in which the balance under the pre-existing revolving note of $20,865,110 is being transformed into a term note, with interest being charged at the prime rate plus 2% and maturing in thirty six months; and, for the development of the Cubic Louisiana, LLC assets and upon certain other conditions, WFEC has agreed to extend up to $10,000,000, in the sole discretion of WFEC, in a revolving credit line to Cubic Louisiana, LLC, with such revolving credit line bearing interest at the prime rate plus 2% and maturing in thirty-six months.  All of the assets of Cubic Louisiana, LLC are being pledged as collateral, and WFEC will have the first lien position on the Cubic Louisiana, LLC assets.

As noted above, Tauren is receiving 2,000 shares of Series B related to the sale of Northwest Louisiana assets to Cubic Asset, LLC.  Wallen has converted his pre-existing subordinate note due of $2,000,000, plus $114,986 in accrued interest into 2,115 shares of Series B, and another Wallen affiliate, Langtry Mineral & Development, LLC, is converting its pre-existing Series A Convertible Preferred Stock into 12,047 shares of Series B.

The Investors also have entered into a Voting Agreement with Wallen, pursuant to which the parties to that agreement have agreed to vote for the election of three Directors nominated by the Investors and certain other matters.

Calvin Wallen III, commenting on the transactions and financing, said, “These acquisitions immediately improve Cubic Energy’s financial structure by providing the Company with an improved asset base and exposure to the potential of higher liquids production in the future, and give management the opportunity to provide steady growth in shareholder value.  The Company’s board of directors and management have worked diligently for over two years to create this strategic diversity that focuses on growth in the short-term and long-term. With the help of our new financing partners, WFEC and others, management has forged a strong financial and operational relationship.  We appreciate the patience and understanding on the part of our shareholders and those that stood with the company through this time.”

Cubic Energy, Inc. is an independent company engaged in the development and production of, and exploration for, crude oil and natural gas. Prior to the foregoing acquisitions, the Company’s oil and gas assets and activity were concentrated primarily in the Cotton Valley and Haynesville Shale Play located in Northwest Louisiana.   Additional information can be found on Cubic’s website at:  www.cubicenergyinc.com.

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This press release includes statements, which may constitute “forward-looking” statements, usually containing the words “believe”, “intend”, “estimate”‘, “project”‘, “expect”, or similar expressions. These statements are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, future trends in oil and natural gas prices, the ability to close the purchase of desirable oil and/or natural gas assets, the availability of capital for development of mineral projects and other projects, the availability of capital to satisfy debt obligations, dependency on pipelines in which to sell the Company’s natural gas it produces, reliance on third party operators for wells in which the Company maintains a working interest, reliance on third party contractors to aid in developing the production infrastructure and in the performance of well completion work, and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission.  By making these forward-looking statements, the Company undertakes no obligation to update these statements for revision or changes after the date of this release. There can be no assurance that any future activities and/or transactions mentioned in this press release will occur as planned. Cubic cannot guarantee the timing of the drilling or any level of production from its wells.